UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

650 Liberty Avenue, Union, New Jersey

(Address of principal executive offices)

07083

(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 30, 2023, Bed Bath & Beyond Inc. (the “Company”) entered into a waiver and amendment (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of August 9, 2021 (as amended or otherwise modified to date, including by that certain Third Amendment to Amended and Restated Credit Agreement and Waiver, dated as of March 6, 2023, the “Credit Agreement” and as further amended by the Amendment, the “Amended Credit Agreement”), with certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. The Amendment waived certain events of default under the Credit Agreement related to negative and affirmative covenants, including relating to the occurrence of a Funding Failure (as defined in the Credit Agreement without giving effect to the Amendment). The Amendment also revised provisions relating to the Equity Commitment (as defined in the Credit Agreement) to reflect the Purchase Agreement and the ATM Agreement (as defined below), including (i) the requirement to receive minimum Specified Equity Proceeds (as defined in the Amended Credit Agreement) as of the last day of any Equity Proceeds Testing Period (as defined in the Amended Credit Agreement), (ii) the implementation of reserves in relation thereto, and (iii) the result of an event of default in connection with an Equity Termination Event (as defined in the Amended Credit Agreement), in each case, as more specifically contemplated therein.

Additionally, under the Amendment, (i) the total revolving commitment was decreased from $565 million to $300 million, (ii) the letter of credit sublimit under the revolving credit facility was reduced from $225 million to $175 million, (iii) the Interest Payment Date (as defined in the Amended Credit Agreement) with respect to both term loans and revolving loans has been revised, in each case, to reflect monthly interest payments, and (iv) the Company, its US and Canadian subsidiaries party thereto, the Administrative Agent and FILO Agent have agreed to negotiate in good faith to enter into a consignment agreement following the closing of the Amendment. The Amendment also includes certain other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated therein. Under the Amended Credit Agreement, the Company is required to repay any outstanding revolving loans under the revolving credit facility or to cash collateralize any outstanding letters of credit with any net cash proceeds received pursuant to certain of the Equity Documents and to submit a monthly budget (with the next budget being due on May 1, 2023 and on the first business day of each calendar month thereafter) which shall be reasonably acceptable to the Administrative Agent and the FILO Agent.

The foregoing description of the Amendment (including the Amended Credit Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the Amended Credit Agreement), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On March 30, 2023, the Company issued a press release which included certain preliminary financial results for its fiscal 2022 fourth quarter ended February 25, 2023. A copy of this press release is attached hereto as Exhibit 99.1. The Company has not yet completed its fiscal year 2022 fourth quarter and full year financial close and plans to provide its full financial results for fiscal 2022 fourth quarter and full year at the end of April 2023. Until that time, the preliminary results described in the Company’s press release are estimates only and remain subject to change and finalization.

The information in this Item of the Current Report on Form 8-K (including exhibit 99.1 attached hereto) is being furnished under Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above regarding the Amendment is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Exchange Agreement

On February 7, 2023, the Company consummated an underwritten public offering of (i) shares of the Series A convertible preferred stock (the “Series A Convertible Preferred Stock”), (ii) warrants to purchase shares of Series A Convertible Preferred Stock (the “Preferred Stock Warrant”) and (iii) warrants to purchase Common Stock. Between February 7, 2023 and March 27, 2023, the holder of the Preferred Stock Warrants (the “Holder”) exercised the Preferred Stock Warrant to purchase 14,212 shares of Series A Convertible Preferred Stock for aggregate gross proceeds to the Company of $135,014,000. After the Company anticipated that it would not be able to meet the conditions to force the exercise of the Preferred Stock Warrant in the future and receive cash proceeds therefore, on March 30, 2023, the Company and the Holder entered into the Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company exchanged (the “Exchange”) the Preferred Stock Warrant to purchase 70,004 shares of Series A Convertible Preferred Stock for 10,000,000 shares of Common Stock (the “Exchange Shares”) and rights to receive 5,000,000 shares of Common Stock (the “Rights”) upon the receipt of shareholder approval of a proposal to effectuate a reverse stock split (the “Reverse Split Proposal”) of the Company’s Common Stock to be presented to shareholders at a forthcoming special meeting of shareholders. The Company also granted to the Holder a right to participate, subject to the terms set forth in the Exchange Agreement, in certain future equity or equity-linked offerings of the Company for a period of two years from the date of the Exchange Agreement. No underwriting discounts or commissions were paid with respect to the Exchange. The Exchange is exempt from registration under the Securities Act in reliance upon Section 3(a)(9) of the Securities Act.

The above description of the Exchange Agreement does not purport to be complete and is qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Warrant Exchange Agreement filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 8.01	Other Events

At-the-Market Offering Program

On March 30, 2023, the Company entered into an Sale Agreement (the “ATM Agreement”) with B. Riley Securities, Inc. (“B Riley Securities”), as a sales agent, to offer and sell additional shares (“ATM Shares”) of Common Stock having an aggregate sales price of up to $300 million (the “ATM Program Amount”) from time to time through the Company’s “at the market offering” program. As of the date of this Current Report, the Company has available for future issuance approximately 295,411,477 shares of Common Stock. Based on the recent trading prices of the Company’s Common Stock on The Nasdaq Stock Market, we may have insufficient shares of Common Stock available for issuance of the full ATM Program Amount if we fail to obtain shareholder approval of the Reverse Split Proposal.

Subject to the terms and conditions of the ATM Agreement, B Riley Securities will use its commercially reasonable efforts to sell, on the Company’s behalf, the ATM Shares that may be offered by the Company from time to time under the ATM Agreement. The sales, if any, of the ATM Shares made under the ATM Agreement will be made by means of ordinary brokers’ transactions on The Nasdaq Stock Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company is not obligated to sell any ATM Shares under the ATM Agreement, and may at any time suspend offers under the ATM Agreement or terminate the ATM Agreement. B Riley Securities will be entitled to compensation as provided under the terms of the ATM Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and its Common Stock in the ATM Agreement and agreed to provide indemnification and contribution to B Riley Securities against certain civil liabilities, including liabilities under the Act.

The Company currently intends to use the net proceeds, after deducting the agent’s commissions and our offering expenses, that we receive upon the issuance and sale of shares of the ATM Shares to repay outstanding revolving loans under the asset-based revolving credit facilty (the “ABL Facility”) in accordance with the Amendment. Under the Amendment, we will be required to apply all net cash proceeds received from the issuance and sale of the securities in this offering to repay outstanding revolving loans under the ABL Facility or to cash collateralize any outstanding letters of credit. Outstanding revolving loans repaid using net proceeds of the ATM Program Amount may be reborrowed, subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory.

The above description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to, and incorporate herein by reference, the full text of the ATM Agreement filed as Exhibit 10.4 hereto and incorporated herein by reference. The legal opinion of Kirkland & Ellis LLP relating to the legality of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Termination of Prior At-the-Market Offering Program

In connection with the Company’s entry into the ATM Agreement, the Company terminated that certain Open Market Sale Agreement, dated August 31, 2022, with Jeffries LLC, on March 27, 2023, effective immediately.

Common Stock Purchase Agreement and Registration Rights Agreement

On March 30, 2023, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC. (“B Riley Principal”). Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right to sell to B Riley Principal, up to the lesser of (i) $1,000,000,000 of newly issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B Riley Principal under the Purchase Agreement.

Upon the initial satisfaction of the conditions to B Riley Principal’s purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement on Form S-1 (the “Registration Statement”) relating to the resale by B Riley Principal of shares of Common Stock issued to it by the Company under the Purchase Agreement is declared effective by the Securities and Exchange Commission (“SEC”) and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion over the 24-month period from and after the effective date of the Registration Statement, to direct B Riley Principal to purchase a specified amount of shares of Common Stock not to exceed certain limitations set forth in the Purchase Agreement (each, a “VWAP Purchase”). The purchase price of the shares of Common Stock that the Company elects to sell to B Riley Principal pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock, subject to adjustment as set forth in the Purchase Agreement.

As consideration for B Riley Principal’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will issue to B Riley Principal (the ”Initial Commitment Shares”). The Initial Commitment Shares will equal the number of shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock representing 0.25% of the Total Commitment, divided by the volume weighted average price during the 5 consecutive trading days (y) immediately following a reverse stock split of the Common Stock or (z) if no such reverse stock split occurs, immediately prior to the commencement date of sales of shares pursuant to the Purchase Agreement, adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction (in each case, rounded to the nearest whole share), The Initial Commitment Shares will be fully earned as of the date they are issuable or payable pursuant to the Purchase Agreement and the Company has agreed to include the Commitment Shares on the Registration Statement. Furthermore, the Company has agreed to reimburse B Riley Principal for the reasonable legal fees and disbursements of B Riley Principal’s legal counsel.

Under the applicable Nasdaq rules, the Company cannot issue or sell any shares of Common Stock pursuant to this Agreement, and B Riley Principal shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed such number of shares equal to 19.99% of the total number of shares of the Company’s Common Stock issued and outstanding as of the closing date of the Purchase Agreement, which number of shares will be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of the Nasdaq (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules. The Exchange Cap is not applicable to issuances and sales of Common Stock to the extent such shares of Common Stock are sold at a price equal to or in excess of the applicable “minimum price” (as defined in the applicable listing rules of The Nasdaq Stock Market) of the Common Stock, calculated at the time such sales are effected by the Company under the Purchase Agreement, if any, as adjusted such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Moreover, the Company cannot sell any shares of Common Stock to B Riley Principal under the Purchase Agreement that, when aggregated with all other shares of Common Stock then beneficially owned by B Riley Principal and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in B Riley Principal beneficially owning more than 4.99% of the outstanding shares of the Company’s Common Stock.

The Company will control the timing and amount of any sales of Common Stock to B Riley Principal. Actual sales of shares of the Company’s Common Stock to B Riley Principal will depend on a variety of factors, including, among other things, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary after the Commencement, (ii) the date on which B Riley Principal shall have purchased from the Company an aggregate number of shares for a total aggregate gross purchase price to the Company equal to $1,000,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Stock Market or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day next following the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten trading days’ prior written notice to B Riley Principal. B Riley Principal has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to the Company upon the occurrence of certain events set forth in the Purchase Agreement. The Company and B Riley Principal may also agree to terminate the Purchase Agreement by mutual written consent.

The above descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.

Non-GAAP Information

This report and exhibits hereto contains certain non-GAAP information, including Free Cash Flow. Non-GAAP information is intended to provide visibility into the Company’s core operations and excludes special items, including non-cash impairment charges related to certain store-level assets and tradenames, loss on sale of businesses, loss on the extinguishment of debt, charges recorded in connection with the restructuring and transformation initiatives, which includes accelerated markdowns and inventory reserves related to the planned assortment transition to Owned Brands and costs associated with store closures related to the Company’s fleet optimization and the income tax impact of these items. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results. The Company is not providing a reconciliation of its forward looking quarter ended February 25, 2023 non-GAAP preliminary expected results or its fiscal year 2023 guidance with respect to and Free Cash Flow because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Exchange Act, including, but not limited to, our progress and anticipated progress towards our long-term objectives and our turnaround plan, as well as more generally the status of our future liquidity and financial condition. Many of these forward-looking statements can be identified by use of words such as “may,” “will,” “expect,” “anticipate,” “approximate,” “estimate,” “assume,” “continue,” “model,” “project,” “plan,” “goal,” “preliminary,” and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: our ability to use proceeds from the ATM Agreement and the Purchase Agreement to pay down our outstanding obligations under our Amended and Restated Credit Agreement, dated as of August 9, 2021, as amended through the Fourth Amendment, dated as of March 30, 2023 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), consisting of a $300 million asset-based revolving credit facility (the “ABL Facility”) and a $100 million first-in-last-out term loan credit facility (the “FILO Loan” and, together with the ABL Facility, the “Credit Facilities”) and operate our business, risks related to the failure to receive the full amount of the gross proceeds from the ATM Agreement and the Purchase Agreement, which we expect will likely force us to file for bankruptcy protection, the ability to obtain shareholder approval of a reverse split proposal, which is required to enable the Company to make full use of the ATM Agreement and the Purchase Agreement, our ability to regain access to our Credit Facilities, our ability to deliver and execute on our turnaround plan, our potential need to seek additional strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process, our ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding our ability to continue as a going concern, our ability to increase cash flow to support our operating activities and fund our obligations and working capital needs; general economic conditions including supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine; challenges related to our relationships with our suppliers, the failure of our suppliers to supply us with the necessary volume and types of products; the impact of cost-savings measures; our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital; changes to our credit rating or the terms on which vendors or others will provide us credit; the impact of strategic changes, including the reaction of customers to such changes; a challenging overall macroeconomic environment and a highly competitive retailing environment; changing consumer preferences, spending habits and demographics; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us; challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs; our ability to execute on any strategic transactions and realize the benefits of any partnerships, investments or divestitures; disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; damage to our reputation in any aspect of our operations; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers and other items; inflation and the related increases in costs of materials, labor and other costs, inefficient management of relationships and dependencies on third-party service providers; our ability to attract and retain qualified employees in all areas of the organization; unusual weather patterns and natural disasters, including the impact of climate change, uncertainty and disruptions in financial markets; volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy; changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements, changes to accounting rules, regulations and tax laws or new interpretations of existing accounting standards or tax laws, new, or developments in existing, litigation, claims or assessments; and a failure of our business partners to adhere to appropriate laws, regulations or standards. Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this report or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this report or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this report or elsewhere might not occur.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Fourth Amendment, dated as of March 30, 2023, to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among Bed Bath & Beyond Inc., certain of Bed Bath & Beyond Inc.’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Sixth Street Specialty Lending, Inc., as FILO agent, and the lenders party thereto.

10.2	Common Stock Purchase Agreement, dated March 30, 2023, by and between Bed Bath & Beyond Inc. and B. Riley Principal Capital II, LLC

10.3	Registration Rights Agreement, dated March 30, 2023, by and between Bed Bath & Beyond Inc. and B. Riley Principal Capital II, LLC

10.4	Sales Agreement, dated March 30, 2023, by and between Bed Bath & Beyond Inc. and B. Riley Securities, Inc.

Exhibit No.	Description

10.5	Exchange Agreement, dated March 30, 2023, by and between Bed Bath & Beyond Inc. and HBC Investments LLC.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto).

99.1	Press Release issued by Bed Bath & Beyond Inc. on March 30, 2023.

99.2	Press Release by Bed Bath & Beyond Inc. on March 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: March 30, 2023	By:	/s/ David M. Kastin
David M. Kastin
Executive Vice President, Chief Legal Officer and Corporate Secretary